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                                                                   Exhibit 23.01


                         CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Citicorp:

We consent to the incorporation by reference in the Registration Statements of Citicorp on Form S-3: Nos. 33-59791, 33-64574, 333-14917, 333-20803, 333-21143,
333-32065 and 333-83741; and of Citicorp Mortgage Securities, Inc., Citibank, N.A., and other affiliates, on Form S-3: Nos. 33-66222, 333-43167, and 333-72459, and on Form S-11: Nos. 33-6979, 33-6358, 33-36313, and 33-34670, of
our report dated January 16, 2001 with respect to the consolidated balance sheets of Citicorp and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, changes in stockholder's equity, and cash flows for each of the years in the three-year period ended December 31, 2000, and the related consolidated balance sheets of Citibank, N.A. and subsidiaries as of December 31, 2000 and 1999, which report is included in the 2000 Citicorp annual report on Form 10-K for the year ended December 31, 2000.


/s/ KPMG LLP


New York, New York
March 20, 2001